The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286



May 8, 2006




Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing four Ordinary Shares of Spirent plc
(Form F-6 File No 333-10132)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change of Spirent plc to Spirent
Communications plc, effective May 8, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name of Spirent
Communications plc.

The Prospectus has been revised to reflect the new name of cents by addition of the following notation:

Effective May 8, 2006, the Companys
name has changed to SPIRENT
COMMUNICATIONS PLC.

Please contact me with any questions or
comments at 212 815-4244.